China TransInfo Technology Group Co., Ltd.
C6-04 Land Development Compensation Framework Agreement
(English Translation)

Signed by and between

Party A: Beijing Strong Science Park Development Co., Ltd

Party B: China TransInfo Technology Group Co., Ltd.

With respect to the development of Land C6-04 (the “Assigned Land”) at Zhongguancun Innovation Park, both parties (Party A and Party B) agree to enter into the following agreement based on the principles of equality, voluntariness through friend consultation:

Article 1          Parties to this Agreement

This Agreement is entered into by and between

Party A: Beijing Strong Science Park Development Co., Ltd (“Party A”)
Address: 22 Shangdi Xinxi Road, Haidian District, Beijing
Postal code: 100085
Corporate representative: Han Bo	Title: Chairman

Party B: China TransInfo Technology Group Co., Ltd. (“Party B”)
Address: 9/F, Vision Building, 39 Xueyuan Road, Haidian District, Beijing
Postal code: 100191
Corporate representative: Shudong Xia	Title: Chairman

Article 2          Basis of Agreement

The project is based on the Report of the Beijing Haidian Innovation Park National Innovation Model Zone Major Projects Evaluation Commission (Assessment on Key Enterprises and Major Projects in Haidian District).

Article 3          Definitions of Terms

3.1  “Assigned Land” refers to the Land C6-04 at Zhongguancun Innovation Park to be acquired by Party B pursuant to a Beijing Municipality State-Owned Land Use Rights Transfer Agreement, to be entered into between Party B and Beijing Municipal Bureau of Land and Resources. The scope of Land C6-04 shall be determined by the Letter re Land C6-04 Planning, issued by Beijing Municipal Commission of Urban Planning.

3.2  “Regulatory Plan” means all kinds of control indexes and other planning requirements of Zhongguancun Innovation Park approved by the government. It is used to regulate the use of land at Zhongguancun Innovation Park and its use intensity and spatial environment.

3.3  “First Stage Land Development” means that Party A completes the land development at the Park, including land procurement, relocation and necessary constructions of infrastructures.

3.4  “Development Compensation Fees” are all the expenses in connection with the land procurement, relocation and necessary infrastructures constructions.

3.5“Force Majeure” shall mean the unforeseeable, unavoidable and insurmountable events which prevent a party from partially or fully performing this Agreement. Such events include but are not limited to earthquakes, typhoons, floods, fires, wars, strikes, riots, act of terroristic organization, change to laws and regulations or their application.

3.6  “Nine availabilities and one leveling” hereby shall refer to water supply, rain water discharge, drainage, steam, telecoms, cable TV, gas supply, electricity power (exclusive of cable), road to the site, as well as leveled land for construction.

3.7  ”Date” shall mean the calendar day.

Article 4          The Assigned Land is located at the block of Land C6-04 at Zhongguancun Innovation Park, with an acreage of using site about 48,900 sq.m, and a construction area of 48,900 sq.m. (Land C6-04 is used for the purpose of education and research, with an area of construction of 4.89 hectares, area of site planning is 48,900 sq.m., maximum building height of 12 meters, and building density of 35%. The use of the land and planning indexes shall be subject to decisions by the Planning Commission).

Article 5          Compensation of Land Development

Party B shall pay a land development compensation fee to Party A for the First Stage Land, at a price of RMB 1.60 million Yuan per mu. The aggregate amount of land compensation fee is RMB 117,360,000.00 Yuan.

Article 6          Payment Method of Term

6.1  Within 10 days after signing this Agreement, Party B shall pay Party A 20% of the aggregate compensation fees, which is RMB 23,472,000.00 Yuan as a deposit.

6.2  After the parties formally sign the Agreement on Compensation for Land Development, the deposit will become the down payment. In addition, the remaining compensation fee shall be paid according to the methods and term under the Agreement on Compensation for Land Development.

6.3  Party B shall assure that the deposit be paid off timely.

Unless otherwise agreed, Party B shall, on or prior to the payment date agreed upon in this Agreement, make the payment to the bank account designed by Party A in cash of RMB, and the date of payment shall be determined based on the receipt of the payment at the designated account.

Article 7          Designated Bank Account

Party A’s Bank: Shangdi Sub-Branch, China Minsheng Banking Corp., Ltd.
Account Name: Beijing Strong Science Park Development Co., Ltd
Account Number:

Party A shall, notify any change on the designated bank account in a written form to Party B timely.

Article 8          Methods of Land Delivery and Term

8.1  Party B may apply for occupying the land to Party A, after Party B formally signs the Agreement on Compensation for Land Development with Party A, and pays off the development fees according to the Agreement on Compensation for Land Development.

8.2  Party B’s failure to sign the land delivery receipt without any appropriate reason shall be deemed as the land delivery.

Article 9          Conditions to Land Delivery

9.1  After acquiring the construction license, 10 days before Party B occupies the Assigned Land, it shall meet the requirements of “three supplies and one leveling”.

“Three supplies” shall mean availability of water supply, electricity and roads and leveled ground. Party A should ensure that Assigned Land meet such requirements and available for Party B’s construction.

9.2  Party A promises that Assigned Land shall meet the requirements of “nine availabilities and one leveling” according to this Agreement when Party B’s project is completed.

Article 10          Rights and Obligations of Party A

10.1  Party A has the right to require Party B to pay the deposit according to Article 6.

10.2  Party A shall, within six months following the date of this Agreement, sign the Agreement on Compensation for Developing with respect to an area of 20-mu located at east party of Land C6-04 and provide Party B with the land satisfying the requirements of “three supplies and one leveling”.

10.3  Party A shall, within one year following the date of this Agreement, sign the Agreement on Compensation for Developing with respect to remaining part of the Land C6-04 and provide Party B with the land satisfying the requirements of “three supplies and one leveling”.

10.4  Party A shall assist Party B to apply for and deal with all necessary procedures regarding water supply, electric power, gas, heating, and telecoms, while Party B shall be responsible for any fees involved.

Article 11          Rights and Obligations of Party B

11.1  Party B has the right to require Party A of delivering the land pursuant to in this Agreement.

11.2  Party B shall timely pay off the deposit according to Article 6.

11.3  Party B shall submit to the Haidian District Commission of Major Projects Evaluation the Project Schedule. During the process of construction, if necessary to adjust the Project Schedule, involving changes of investment details, construction period, and use of buildings, Party B shall timely notify Party A.

11.4  Any transfer or sublease shall be prohibited. Party B may not transfer, sublease or change the use of the whole or part of the Assigned Land. If such deposition or change is necessary, Party B shall seek approval from both Beijing Municipal Government and Haidian District Government in accordance with laws and regulations. Under the same conditions, Party A has the priority with respect to such transfer or sublease.

11.5  Party B shall make representation and warranty to the Haidian District Development and Reform Commission that it will not change its office out of Haidian District during the term of land use.

11.6  Party B shall assure that, the management and use of Assigned Land will not be violating the state laws, regulations, and Beijing Municipality State-owned Land Use Rights Transfer Agreement and will comply with regulations regarding land and land users of all levels of governments of Beijing.

11.7 Party B should comply with designs and management by the Park for the environment protection, security and other matters related to public interests and pay any relevant fees as required by the Park.

11.8 Party B agrees not to build fence after the land is developed.

Article 12          Either party may not amend this Agreement without both parties’ written consent.

Article 13          This Agreement shall be terminated in the event of any of the following:

13.1  While the obligations under this Agreement are fulfilled, Party A fails to complete the land procurement and relocation process within one year due to the reasons of the government.

13.2  Party B fails to complete its investment project under this Agreement.

13.3  The parties mutually agree to terminate this Agreement.

13.4  The parties sign the formal Agreement on Compensation for Land Development.

Article 14          Rescission of this Agreement

14.1  Party B fails to pay the deposit for more than 60 days and Party A has the right to rescind this Agreement.

14.2  In the event that Party A completes the development of Land C6-04 which meets the requirements under this Agreement, within 30 days following the written notice to sign the Agreement on Compensation for Land Development given by Party A, Party B refuses to sign the Agreement on Compensation for Land Development without any appropriate reason, Party A has the right to rescind this Agreement.

14.3  In the event that Party A fails to meet the conditions of the land upon delivery to Party B under this Agreement for more than 60 days, Party B has the right to rescind this Agreement.

14.4  For the rescission caused by Party A, Party A shall return the deposit to Party B within 10 days after this Agreement is rescinded.

14.5  In the event that Party B fails to acquire the land use rights over the Assigned Land due to reasons not attributable to either party, Party A shall return the deposit to Party B within 10 days following the occurrence of such cause.

14.6  Unless otherwise agreed under Article 13.4, within 10 days after this Agreement is terminated, Party A shall return to Party B the deposit and other payments.

Article 15          Special terms

15.1  The parties shall guarantee that the use of Assigned Land will not violate any state laws, regulations, rules and the Beijing Municipality State-owned Land Use Rights Transfer Agreement and will comply with regulations regarding land use of all levels of governments of Beijing.

15.2  Party B shall comply with the rules of the Park relating to environmental protection, security and other public interest matters.

15.3  C6-04The premises of land planning shall be based on the letter of consent for land planning issued by Haidian Branch, Beijing Municipal Commission of Urban Planning.

15.4  Party B shall comply with the tax terms specified in the enterprise questionnaire.

Article 16          If the parties fail to perform this Agreement partially or wholly in case when force majeure occurs, the concerned party shall notify the other party in a written form (by mail, telegram, telex or fax) within 10 days after the occurrence of Force Majeure event. In addition, within 10 days after the end of the Force Majeure event, the concerned party shall submit to the other party a report explaining its inability to implement or delay the execution of all or part of this Agreement and a valid document for evidence issued by a relevant authority. Through negotiation, the concerned party may exempt from liability for its failure to partially or wholly fulfill this Agreement.

Any notice under this Agreement shall be provided to:

Party A: Beijing Strong Science Park Development Co., Ltd
Address: Strong Merchant Center, Daoxianghu Road, Haidian District, Beijing
Contact person:       Sha Sha       Tel:        62495188—110
Fax:              62408888
Postal code:          100194

Party B: China TransInfo Technology Group Co., Ltd.
Address: 9/F, Vision Building, 39 Xueyuan Road, Haidian District, Beijing
Contact person:          Han Jing         Tel:        13910116046
Fax:          51691666
Postal code:          100191

Any party shall notify the other party promptly for any change of the contact information in a written form.

Article 17           Notwithstanding the above, the party invoking Force Majeure clause shall take any and all necessary remedial measures to mitigate the losses caused by the force majeure.

Any government act restricting the use of land under this Agreement shall be deemed as a force majeure event.

Article 18          Any dispute arising from this Agreement shall be resolved by consultation between the parties. If no resolution can be reached through consultation, the two concerned parties shall submit the dispute to the court where this Agreement is executed.

Article 19          This Agreement shall come into force upon the execution by each of the party, and have one-year term.

Article 20          This Agreement shall be executed in four originals, each party keeps two with the same legal force.

Article 21          Confidentiality

Any materials and files (involving finance, technology or others), acquired by any party or its employee, consultant or agent, shall be kept confidential before they are publicly released or disclosed. Without the prior written consent of the other party, either party may not publicly disclose or release such information during the period between the date of this Agreement and the commencement of the development under this Agreement, unless otherwise required by laws. Notwithstanding the above, such restriction does not apply to any press release disclosing non-sensitive information on the project timeline, which is issued with both parties’ consent. This provision survives the termination of this Agreement.

Article 22          All of exhibits hereto were provided by both parties and shall constitute integral parts hereof, and shall be as valid and effective as this Agreement.

Article 23          This Agreement was signed in Beijing and has 23 Articles and 7 pages.

Party A: Beijing Strong Science Park Development Co., Ltd
Signature (seal):
Representative: /s/ Bo Han

Title:
Date: April 15, 2011

Party B: China TransInfo Technology Group Co., Ltd.
Signature (seal):
Representative: /s/ Shudong Xia
Title:
Date: April 12, 2011